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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      November 20, 2001
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                               Caminus Corporation
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               (Exact Name of Registrant as Specified in Charter)


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
              Delaware                               000-28085                           13-4081739
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     (State or Other Jurisdiction                   (Commission                         (IRS Employer
          of Incorporation)                        File Number)                      Identification No.)
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  825 Third Avenue, New York, New York                                  10022
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(Address of Principal Executive Offices)                              (Zip Code)




Registrant's telephone number, including area code   (212) 515-3600
                                                     ---------------------------


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

(a) On November 20, 2001, Caminus Corporation, a Delaware corporation (the "COMPANY"), completed its acquisition (the "ACQUISITION") of Altra Software Services, Inc., a Delaware corporation ("ALTRA SOFTWARE"), by purchasing from Altra Energy Technologies, Inc., a Delaware corporation ("ALTRA ENERGY"), all of the capital stock of Altra Software pursuant to a Stock Purchase Agreement, dated as of October 12, 2001, by and between the Company and Altra Energy (the "STOCK PURCHASE AGREEMENT").

         The purchase price for the Acquisition consisted of 1,975,000 shares (the "SHARES") of the Company's Common Stock, $0.01 par value per share, and $24,778,147 in cash. Based on Caminus' closing share price of $17.30 on November 20, 2001, the total purchase price for the Acquisition is approximately $59 million. The purchase price is subject to adjustment, depending on the final determined value of the tangible net worth, as defined, of Altra Software, as more fully described in the Stock Purchase Agreement. The cash portion of the purchase price was paid for in part from the proceeds of a $15,000,000 Term Credit Agreement, dated as of November 20, 2001, between the Company and Blue Ridge Investments, LLC (the "TERM CREDIT AGREEMENT"), and in part from proceeds from the Company's initial public offering. The Shares issued to Altra Energy were authorized, but previously unissued, shares of the Company's Common Stock. Altra Energy is entitled to certain registration rights with respect to the Shares, as more fully described in the Registration Rights Agreement, dated as of November 20, 2001, by and between the Company and Altra Energy (the "REGISTRATION RIGHTS AGREEMENT").

         The purchase price for the Acquisition was determined based upon arm's-length negotiations between the parties. Prior to the execution of the Stock Purchase Agreement, to the knowledge of the Company, neither the Company nor any of its affiliates, nor any director or officer of the Company or any associate of any such director or officer, had any material relationship with Altra Energy.

         The Company, Altra Energy and JP Morgan Chase Bank entered into an Escrow Agreement, dated as of November 20, 2001 (the "ESCROW AGREEMENT"), pursuant to which (i) 348,387 Shares will be held in escrow pending the distribution thereof to the Company and/or Altra Energy based upon the final determined value of the tangible net worth, as defined, of Altra Software as of the closing date, and (ii) 645,162 Shares will be held in escrow pending the distribution thereof (A) to the Company to reimburse it in connection with certain indemnification claims, if any, that the Company may make pursuant to the Stock Purchase Agreement and/or (B) with respect to any Shares still held in escrow following the expiration of the applicable indemnification periods, to Altra Energy.

         The foregoing descriptions of the Stock Purchase Agreement, the Term Credit Agreement, the Registration Rights Agreement and the Escrow Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of such agreements, which are filed hereto as Exhibits 2.1, 99.1,
99.2 and 99.3, respectively, and are incorporated herein by reference.

(b) Certain of the assets of Altra Software acquired by the Company in the Acquisition constitute equipment and other physical property. Prior to the Acquisition, Altra Energy,
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through Altra Software, created and implemented transaction management software for the energy industry. The Company currently intends to continue Altra Software's business substantially in the manner conducted by Altra Energy immediately prior to the Acquisition.



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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired.

         The financial statements required by this item are not included herewith and will be filed by amendment no later than February 4, 2002.

(b)      Pro Forma Financial Information.

         The pro forma financial information required by this item is not included herewith and will be filed by amendment no later than February 4, 2002.

(c)      Exhibits.

         2.1 Stock Purchase Agreement, dated as of October 12, 2001, by and between the Company and Altra Energy.

         99.1 Term Credit Agreement, dated as of November 20, 2001, between the Company and Blue Ridge Investments, LLC.

         99.2 Registration Rights Agreement, dated as of November 20, 2001, by and between the Company and Altra Energy.

         99.3 Escrow Agreement, dated as of November 20, 2001, by and among the Company, Altra Energy and JP Morgan Chase Bank.










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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CAMINUS CORPORATION

Dated:  December 5, 2001             By: /s/  Joseph P. Dwyer
                                     ---------------------------------------
                                              Joseph P. Dwyer
                                              Executive Vice President and Chief
                                              Financial Officer



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                                  EXHIBIT INDEX

2.1 Stock Purchase Agreement, dated as of October 12, 2001, by and between the Company and Altra Energy.

99.1 Term Credit Agreement, dated as of November 20, 2001, between the Company and Blue Ridge Investments, LLC.

99.2 Registration Rights Agreement, dated as of November 20, 2001, by and between the Company and Altra Energy.

99.3 Escrow Agreement, dated as of November 20, 2001, by and among the Company, Altra Energy and JP Morgan Chase Bank.



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